UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION


                      Washington, D.C.  20549


                            FORM 8-K
                         CURRENT REPORT

     PURSUANT TO SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE
     ACT OF 193Date of Report (Date of earliest event reported) :
     March 19, 1999

                  MEDICAL DEVICE ALLIANCE INC.
     (Exact name of Registrant as specified in its charter)

     Nevada                     0-24979        88-0345058
(State of other jurisdiction  (Commission    (IRS Employer
of  incorporation or           File No.)  Identification No.)
      organization)



3800 Howard Hughes Parkway, Suite 1800, Las Vegas, Nevada  89109
  (Address of principal executive offices, including zip code)

                         (702) 791-2910
        (Company's telephone number, including area code)































ITEM 5.   OTHER EVENTS




On March 19, 1999, certain shareholders of Medical Device Alliance Inc. (the Company) filed a civil action in the District Court of Clark County, Nevada (the State Court). This action, Robert Ahr, et. al., vs. Medical Device Alliance Inc., alleges, among other things, misrepresentations and omissions in a Private Placement Memorandum dated April 15, 1997, and accompanying documents, through which the Company offered to sell its shares of Series A Preferred Stock to potential investors, including the plaintiffs; and fraudulent diversion, misapplication, concealment and waste of Company assets. The plaintiffs seek, among other things, the appointment of a receiver for the Company, a just accounting and statement of all transactions and financial activities of the Company and recovery of reasonable costs and fees incurred in this action.
On April 2, 1999, the Company filed a notice of removal from the State Court to the United States District Court for the District of Nevada (the "Federal Court") and, on April 9, 1999, filed a motion to dismiss the action with the Federal Court.
Management of the Company believes that this action is without merit and intends to vigorously defend against it.


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MEDICAL DEVICE ALLIANCE INC.
Dated: April 16, 1999
                                   By:  /s/ Donald K. McGhan
                                   Chairman,    Chief   Executive
                                   Officer and President